Exhibit 5.1

[Letterhead of Jones Day]

December 2, 2003

JohnsonDiversey Holdings, Inc.

8310 16th Street

Sturtevant, Wisconsin 53177-0902

Re:	Registration Statement on Form S-4 for
10.67% Senior Notes Due 2013, Series B

Ladies and Gentlemen:

We have acted as counsel to JohnsonDiversey Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-4 (the registration statement on Form S-4, including any amendments and supplements thereto, is referred to herein as the “Registration Statement”) as filed with the Securities and Exchange Commission on September 16, 2003 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s issuance and exchange (the “Exchange Offer”) of up to $406,303,000 aggregate principal amount at maturity of the Company’s 10.67% Senior Discount Notes due 2013, Series B (the “Exchange Notes”), to be registered under the Securities Act for an equal principal amount at maturity of the Company’s outstanding 10.67% Senior Discount Notes due 2013, Series A (the “Outstanding Notes”). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to the Amended and Restated Indenture, dated as of September 11, 2003 (the “Indenture”), between the Company and BNY Midwest Trust Company, as trustee (the “Trustee”).

In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion.

Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that when the Registration Statement has become effective under the Securities Act and the Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Outstanding Notes, the Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture.

The opinions set forth above are subject to the following assumptions, qualifications and limitations:

Our opinions with respect to the enforceability of, and the obligations referred to in, the Exchange Notes are subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the availability of the remedy of specific performance or injunctive relief, and (iii) the fact that determination of damages and entitlement for reimbursement for costs and expenses (including without limitation, attorneys’ fees) is within the judicial discretion of the court before which such relief is requested.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us with respect to this opinion under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day